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                                                                    EXHIBIT 10.1





                            SERIES A PREFERRED STOCK
                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (this "Agreement") is entered into as of [ ], 2003, between DELPHI PROPERTIES, INC., a Maryland corporation (the "Issuer") and DELPHI CORPORATION, a Delaware corporation ("Delphi").

                                    RECITALS


         A. The Issuer intends to sell to the public up to 12,000,000 shares of the Issuer's Series A non-cumulative redeemable exchangeable perpetual preferred stock, $25.00 liquidation preference per share (the "Series A preferred stock").



         B. The Series A preferred stock will be automatically exchangeable into a like number of Series AA non-cumulative redeemable preferred stock of Delphi, $25.00 liquidation preference per share (the "Exchange Stock"), under certain circumstances described below.


         C. The parties hereto desire to ensure that, in the event of the occurrence of circumstances requiring the automatic exchange of Series A preferred stock into Exchange Stock, holders of Series A preferred stock will be deemed to have tendered their shares of Series A preferred stock to Delphi, and Delphi will be deemed to have exchanged Exchange Stock for Series A preferred stock on a share-for-share basis.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Exchange of the Series A Preferred Stock. If at any time after the issuance and sale of the Series A preferred stock:

         (i) the Issuer fails to declare dividends on the Series A preferred stock for any two quarterly dividend periods within a rolling 60-month period;

         (ii) the 7.75% mortgage notes due 2033, issued by Delphi to the Issuer, dated [ ], 2003 (the "Mortgage Notes") mature or are prepaid or the Issuer transfers (other than to Delphi Properties Holdings, LLC) or liquidates any assets with respect to which Delphi is the primary obligor or guarantor, and Delphi fails to refinance such matured or prepaid Mortgage Notes or to contribute or sell to the Issuer, within 90 days.

                  (a)      other mortgage notes;


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                  (b)      residential mortgage loans or commercial mortgage
                           loans, including participation interests in residential or commercial mortgage loans;

                  (c) mortgage-backed securities eligible to be held by real estate investment trusts ("REITs"), as defined in the U.S. Internal Revenue Code;

                  (d) cash, cash items (which includes receivables) and government securities, or

                  (e)      other real estate assets;

                  that will, in the judgment of the Issuer's Board of Directors, yield investment income substantially similar to the matured or prepaid Mortgage Notes or the transferred or liquidated assets, as applicable, such that in all cases the Issuer's aggregate investment income is expected, in the judgment of the Issuer's Board of Directors, to be sufficient to pay full dividends on the Series A preferred stock, plus reasonably anticipated expenses;


         (iv) there is an event of default in respect of any of the Mortgage Notes, as defined in the applicable Mortgage Note or any assets for which Delphi is the primary obligor or guarantor;


         (v) Delphi fails to remain at all times the primary obligor or guarantor in respect of investments accounting for at least two-thirds of the Issuer's investment income;

         (vi) Delphi fails to maintain its long-term senior unsecured debt ratings at or above "Ba2" from Moody's Investors Service Inc. (or any successor thereto) and "BB" from Standard & Poor's Ratings Services (or any successor thereto);

         (vii) there is an acceleration of any debt of Delphi in a principal amount in excess of $50 million;

         (viii) (A) Delphi's board of directors passes a resolution authorizing Delphi to (I) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (II) consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Delphi for all or substantially all of the property and assets of Delphi or (III) effect any general assignment for the benefit of creditors; or (B) (I) Delphi ceases to pay its debts generally as such debts become due; or
                  (II) a custodian, other than a trustee, receiver, or agent appointed or authorized to take charge of less than substantially all of the property of Delphi for the purpose of enforcing a lien against such property, shall be appointed or take possession of all or substantially all of the property and assets of Delphi. For the purposes of this subsection, all terms used herein but not otherwise defined in this Agreement shall have the meaning given to them in Title 11 of the United States Code;


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         (ix)     the Issuer receives an opinion of counsel, rendered by a law firm experienced in such matters, in form and substance satisfactory to the Issuer, which states that there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority; or the Issuer is required by official order or directive to be registered under the Investment Company Act; or

         (x) the Issuer fails to qualify, or to remain qualified, as a REIT, whether because of a failure to distribute annually 90% of the Issuer's REIT taxable income; the nature of the Issuer's assets; the Issuer's manner of operation, organization, capital structure or equity ownership; or other factor; provided, however, that the automatic exchange in this event will occur as of the date the Internal Revenue Service officially determines that the Issuer will no longer qualify as a REIT or upon the receipt by the Issuer of an opinion of counsel, rendered by a law firm experienced in such matters, in form and substance satisfactory to the Issuer, that the Issuer will no longer qualify as a REIT and the Issuer does not exercise its right to redeem the Series A preferred stock;

then

         (i) any holder or holders of the Series A preferred stock shall immediately, in accordance with procedures set forth in the Articles of Incorporation of the Issuer, as amended, the Certificate of Designations of Delphi relating to the Exchange Stock, and this Agreement, be deemed to have delivered such holder's or holders' Series A preferred stock to Delphi in exchange (the "Exchange") for Exchange Stock, on a one share for one share basis;

         (ii) the Exchange Stock shall be deemed to have been, and shall be, unconditionally issued and delivered to the holder or holders of the Series A preferred stock;

         (iii) holders of Series A preferred stock that is exchanged for the Exchange Stock will be entitled to receive dividends on the Exchange Stock received that are equivalent to the dividends that, at the time of the Exchange, were declared and unpaid on the Series A preferred stock, upon declaration by Delphi's board of directors; and

         (iv) upon the occurrence of the Exchange, all of the Series A preferred stock shall be cancelled and shall cease to be outstanding without any further action by the Issuer or the holders thereof, all rights of holders of Series A preferred stock as the Issuer's stockholders shall cease, and such persons shall be, for all purposes, solely holders of Exchange Stock. Unless and until certificates representing Exchange Stock are delivered or in the event such replacement certificates are not delivered, any certificates previously representing the Series A preferred stock shall be deemed for all purposes to represent Exchange Stock.

         2. Permitted Assignment. (i) In the event Delphi effects, or is the subject of, a merger, consolidation, statutory share exchange, sale of assets or other form of business combination, (a) in which Delphi is not the surviving, resulting or receiving corporation thereof



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or (b) if Delphi is the surviving or resulting corporation, shares representing a majority of Delphi's total voting power are either converted or exchanged into securities of another person or into cash or other property (any such transaction in either (a) or (b) being a "Business Combination"), then, at the election of the Board of Directors of Delphi prior to the effectiveness of such Business Combination, Delphi may assign, effective upon the consummation of such Business Combination, all of its obligations and rights under this Agreement to a Successor Entity (as defined below) that has Substitute Preferred Stock (as defined below) and, as a result of such assignment, all references to Delphi and Exchange Stock herein shall become and be deemed to be references to such Successor Entity and to such Substitute Preferred Stock, respectively. "Successor Entity" means a corporation designated by the Board of Directors of Delphi (a) that is the surviving, resulting or receiving corporation, as applicable, in any Business Combination, (b) the securities of which are received in a Business Combination by some or all holders of Delphi voting shares or (c) that the Board of Directors of Delphi determines to be an acquiror of Delphi in a Business Combination. "Substitute Preferred Stock" means a class or series of equity securities of a Successor Entity having the preferences, limitations and relative rights in its articles or certificate of incorporation or other constituent documents that are substantially similar to those set forth in the Certificate of Designations establishing the Exchange Stock.

                  (ii) This Section 2 shall apply to any subsequent Business Combination mutatis mutandis.

         3. Cancellation. The Issuer acknowledges and accepts hereby that upon the occurrence of the Exchange, the Series A preferred stock will be cancelled and no longer outstanding.

         4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                        DELPHI CORPORATION


                                        By: __________________________
                                        Name:
                                        Title:


                                        DELPHI PROPERTIES, INC.


                                        By: __________________________
                                        Name:
                                        Title: